                                                                                        News Release
                                                                                        Cory T. Walker
December 15, 2011                                                                   Chief Financial Officer
                                                                                         (386) 239-7250

BROWN & BROWN, INC. ENTERS INTO AGREEMENT
TO ACQUIRE ARROWHEAD GENERAL INSURANCE AGENCY, INC.; CONFERENCE CALL SCHEDULED DECEMBER 16, 2011

(Daytona Beach and Tampa, Florida) . . . J. Powell Brown, Chief Executive Officer and President of Brown & Brown, Inc. (NYSE:BRO), today announced that Brown & Brown, Inc. has entered into an agreement to acquire the parent company of Arrowhead General Insurance Agency, Inc. ("Arrowhead"), a national insurance program manager and one of the largest managing general agents (MGAs) in the property and casualty insurance industry, from Spectrum Equity Investors, JMI Equity and a management equityholder group.  The transaction is expected to close in January 2012 and is subject to customary closing conditions, including regulatory approval.  The transaction will be a cash transaction and is not subject to financing conditions.

On Friday, December 16, 2011, J. Powell Brown, J. Scott Penny, Regional President and Chief Acquisitions Officer, and Cory T. Walker, Senior Vice President and Chief Financial Officer of Brown & Brown, Inc., along with Arrowhead senior executive officers Chris L. Walker, D. McDonald "Mac" Armstrong, and Stephen "Steve" Bouker, will host an investor update conference call concerning this transaction. You are invited to listen to the call, which will be broadcast live on Brown & Brown's Internet site at 9:00 a.m. ET. Simply log on to www.bbinsurance.com and click on "Investor Relations" and then "Calendar of Events".  A presentation containing additional material regarding the transaction will also be available at this link.

If you are unable to listen during the live webcast, audio from the conference call will be available commencing two hours after the end of the live broadcast until midnight (ET) on Sunday, January 15, 2012.  To access this replay, dial 1-888-203-1112 or 1-719-457-0820 and, when prompted, enter replay access code 4612161. Audio will also be archived on Brown & Brown's website, www.bbinsurance.com, for 60 days after the live broadcast. To access the website replay, go to "Investor Relations" and click on "Calendar of Events".  Windows Media Player software and at least a 28.8 kbps connection to the Internet are required to access and listen to this broadcast.

Arrowhead, together with its subsidiary, American Claims Management, Inc. ("ACM"), a third-party claims administrator, and its other subsidiaries, is expected to have total annual 2011 net revenues of approximately $105 million.

As part of this transaction:

- Chris Walker, Chief Executive Officer of Arrowhead, will be named a Regional Executive Vice President of Brown & Brown, Inc. and will also continue to serve as CEO of Arrowhead.
- Mac Armstrong, Arrowhead's current Chief Financial Officer and Chief Operating Officer, will be promoted to President of Arrowhead.
- Steve Bouker has elected to focus his energy on leadership of the Residential Earthquake Program, which he created for Arrowhead, and will continue as President of that division.
- Lewis DeFuria will continue to serve as President of Special Risk for Arrowhead.
- Stephen Boyd will continue to serve as President of Arrowhead's Commercial Lines.
- Scott Marshall will continue to serve as President of ACM.
- Messrs. Walker, Armstrong, Bouker, DeFuria, Boyd, and Marshall will also join Brown & Brown, Inc.'s Leadership Council.

Arrowhead and ACM will continue to operate in their current locations in the greater San Diego, California, area.  Alexander Anthony Insurance, LLC, an Arrowhead subsidiary, will continue to operate in its Salt Lake City, Utah, location.

Powell Brown stated, "This transaction brings many exciting opportunities to Brown & Brown. We believe Arrowhead has built a strong management team and an organization that enjoys an excellent reputation within the industry.  The addition of Arrowhead to our Programs Division should significantly expand the breadth and depth of our insurance carrier relationships and the products and services we can offer our distribution partners."  He also noted, "It is expected that this transaction will increase our total annual revenues and number of team members by approximately ten percent."

Chris Walker said, "The Arrowhead team is thrilled to be joining Brown & Brown.  We believe the entrepreneurial, results driven culture of Brown & Brown is a perfect fit for Arrowhead.  We look forward to continuing our successful, profitable growth with our producers and carrier partners with the enhanced resources and talent of Brown & Brown at our side."

The purchase price is $395.0 million, subject to adjustments for certain items such as Arrowhead's working capital, debt and net tax operating losses.  An additional payment of up to $5.0 million may be made three years after closing, depending on Arrowhead's EBITDA during the last year of that period.

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and related services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, Brown & Brown is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. Brown & Brown's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those associated with this acquisition, the expected total annual 2011 net revenues of Arrowhead, together with ACM and its other subsidiaries, the appointments of those individuals previously employed by Arrowhead to the above-described positions with Brown & Brown after the transaction, the opportunities for Brown & Brown expected to result from the transaction, the expansion, expected to result from the transaction, of Brown & Brown's breadth and depth of its insurance carrier relationships and the products and services it can offer its distribution partners, and the increase, expected to result from the transaction, of Brown & Brown's total revenues and number of team members.  These statements are not historical facts, but instead represent only Brown & Brown's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of Brown & Brown's control.  It is possible that Brown & Brown's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.  These risks and uncertainties include, but are not limited to: Brown & Brown's consummation and integration of the announced acquisition, including adequately addressing any matters analyzed in the due diligence process; Brown & Brown's ability to obtain the financing that it is pursuing for the transaction as the Merger Agreement does not include a financing condition to Brown & Brown's obligation to close; Brown & Brown's ability to retain the seller's customers following the transaction; the post-transaction performance of the operations acquired from the seller combined with Brown & Brown's operations; material adverse changes in the business and financial condition of the seller, the buyer, or both, and their respective customers; material adverse changes in economic conditions in the markets Brown & Brown serves and in the general economy; management's decisions after the transaction regarding employment positions with Brown & Brown; the inability of certain individuals to fill certain positions with Brown & Brown after the transaction; changes to management's strategy, including the future strategic decisions regarding its insurance carrier relationships and/or the products and services it offers its distribution partners; future regulatory actions and conditions in the states in which Brown & Brown conducts its business; competition from others in the insurance agency, wholesale brokerage, insurance programs and service business; the occurrence of adverse economic conditions; an adverse regulatory climate; and a disaster in California, Florida, Georgia, Indiana, Louisiana, Massachusetts, Michigan, New Jersey, New York, Pennsylvania, Texas, Virginia and Washington because a significant portion of business written by Brown & Brown is for customers located in these states; and the inherent uncertainty in making estimates, judgments, and assumptions in the preparation of financial statements in accordance with generally accepted accounting principles in the United States of America.  Further information concerning Brown & Brown and its business, including factors that potentially could materially affect Brown & Brown's financial results and condition, as well as its other achievements, is contained in Brown & Brown's filings with the Securities and Exchange Commission.  All forward-looking statements made herein are made only as of the date of this release, and Brown & Brown does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which Brown & Brown hereafter becomes aware.

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